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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  October 13, 1998



                         LUTHER MEDICAL PRODUCTS, INC.
                         -----------------------------
               (Exact Name of Registrant as Specified in Charter)



                                   California
                                   ----------
                 (State or Other Jurisdiction of Incorporation)



                 0-9570                            33-0468235
                 ------                            ----------
         (Commission File Number)               (I.R.S. Employer
                                               Identification No.)


                              14332 Chambers Road
                            Tustin, California 92780
                            ------------------------
              (Address of Principal Executive Offices) (Zip Code)



                                 (714) 544-3002
                                 --------------
                        (Registrant's telephone number,
                              including area code)
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Item 5.  Other Events.

     On October 13, 1998, Registrant announced that it had signed a definitive merger agreement with Becton, Dickinson and Company, under which a newly-created subsidiary of Becton Dickinson would merge into the Registrant, with Registrant's shareholders and option/warrant holders receiving an aggregate of approximately $16.3 million in cash for their outstanding securities in the Registrant. The Merger Agreement calls for Becton Dickinson to pay $4.62 per share for each of Registrant's outstanding shares of common stock. Outstanding options and warrants with an exercise price less than $4.62 will receive a cash payment equal to the difference between $4.62 and their per share exercise price times the number of shares covered by the option/warrant. Options and warrants with an exercise price of $4.62 or greater will be cancelled in connection with the merger. The merger is conditioned upon the approval of Registrant's shareholders and certain other conditions.

     Registrant issued a press release concerning the acquisition, the text of which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.


Item 7.  Financial Statements and Exhibits

     (a)  Not required.

     (b)  Not required.

     (c)  Exhibits.

          99.1  Text of Press Release, dated October 13, 1998

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     Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LUTHER MEDICAL PRODUCTS, INC.


Date:  October 16, 1998        By:              /s/ David Rollo
                                   ---------------------------------------------
                                   Name:  David Rollo
                                   Title:  President and Chief Executive Officer

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                               INDEX TO EXHIBITS
                               -----------------



Exhibit No. Description
----------- -----------

99.1        Text of Press Release, dated October 13, 1998.

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